GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                      TELEPHONE (617) 570-1000
                                                     TELECOPIER (617) 523-1231

                                  June 1, 1999



USAA State Tax-Free Trust
USAA Building
9800 Fredericksburg Road
San Antonio, Texas  78288

Ladies and Gentlemen:

         We hereby consent to the reference in Post-Effective Amendment No. 8 (the "Amendment") to the Registration Statement (No. 33-65572) on Form N-1A of USAA State Tax-Free Trust (the "Registrant"), a Delaware business trust, to our opinion with respect to the legality of the shares of the Registrant representing interests in the Florida Tax-Free Income Fund, Florida Tax-Free Money Market Fund, Texas Tax-Free Income Fund and the Texas Tax-Free Money Market Fund series of the Registrant, which opinion was filed with Post-Effective Amendment No. 4 to the Registration Statement.

         We also hereby consent to the reference to this firm in the statements of additional information under the heading "General Information--Counsel" which form a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.


                                                   Very truly yours,

                                                /s/GOODWIN, PROCTER & HOAR  LLP
                                                -------------------------------
                                                   GOODWIN, PROCTER & HOAR  LLP

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